                                                                    EXHIBIT 11.1

                     DM MANAGEMENT COMPANY AND SUBSIDIARY
                      REGISTRATOIN STATEMENT ON FORM S-2

                       COMPUTATION OF PER SHARE EARNINGS

                                            FISCAL YEAR ENDED           TRANSITION PERIOD ENDED        SIX MONTHS ENDED
                                    -------------------------------    -------------------------    -----------------------
                                    JUNE 25,   JUNE 24,     JUNE 29,      DEC. 30,     DEC. 28,       JUNE 29,     JUNE 28,
                                     1994       1995          1996          1995         1996           1996         1997
                                  (52 WEEKS) (52 WEEKS)    (53 WEEKS)   (27 WEEKS)   (26 WEEKS)     (26 WEEKS)   (26 WEEKS)
                                  ---------- ----------    ----------   ----------   ----------     ----------   ----------
                                                                       (UNAUDITED)                  (UNAUDITED)  (UNAUDITED)
Primary:
Weighted average shares
 of common stock outstanding
 during the period............    2,712,491   4,229,390      4,276,679   4,261,962      4,364,723      4,291,962    4,529,189
Adjustments:
Assumed exercise of options...      463,517     380,163        163,925          -         371,719        327,850      527,347
Preferred stock...............      476,387          -              -           -              -              -            -
Shares relating to SAB 83
 for stock options............       66,464          -              -           -              -              -            -
Shares relating to SAB 83
 for preferred stock..........      358,038          -              -           -              -              -            -
                                  ---------   ---------      ---------  ---------       ---------      ---------    ---------
                                  4,076,897   4,609,553      4,440,604  4,261,962       4,736,442      4,619,812    5,056,536
                                  =========   =========      =========  =========       =========      =========    =========

                                            FISCAL YEAR ENDED           TRANSITION PERIOD ENDED         SIX MONTHS ENDED
                                    -------------------------------    -------------------------     -----------------------
                                    JUNE 25,   JUNE 24,     JUNE 29,      DEC. 30,     DEC. 28,       JUNE 29,     JUNE 28,
                                     1994       1995          1996          1995         1996           1996         1997
                                  (52 WEEKS) (52 WEEKS)    (53 WEEKS)   (27 WEEKS)   (26 WEEKS)     (26 WEEKS)   (26 WEEKS)
                                  ---------- ----------    ----------   ----------   ----------     ----------   ----------
                                                                       (UNAUDITED)                  (UNAUDITED)  (UNAUDITED)
Fully diluted:
Weighted average shares
 of common stock outstanding
 during the period............    2,712,491   4,229,390      4,276,679   4,261,962      4,364,723      4,291,962    4,529,189
Adjustments:
Assumed exercise of options...      467,634     389,564        241,260          -         371,763        382,080      680,337
Preferred stock...............      476,387          -              -           -              -              -            -
Shares relating to SAB 83
 for stock options............       66,688          -              -           -              -              -            -
Shares relating to SAB 83
 for preferred stock..........      358,038          -              -           -              -              -            -
                                  ---------   ---------      ---------  ---------       ---------      ---------    ---------
                                  4,081,238   4,618,954      4,517,939  4,261,962       4,736,486      4,674,042    5,209,526
                                  =========   =========      =========  =========       =========      =========    =========


